Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. § 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Quicksilver Resources Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Glenn Darden, President and Chief Executive Officer of the Company, and Bill Lamkin, Executive Vice-President and Chief Financial Officer of the Company, each here certifies that, to his knowledge on the date thereof:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 10, 2003

By:	/s/ Bill Lamkin	By:	/s/ Glenn Darden

	Bill Lamkin Executive Vice-President and Chief Financial Officer		Glenn Darden President and Chief Executive Officer